UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 16, 2024

AERWINS Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40734	86-2049355
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

The Walnut Building 691 Mill St, Suite 204 Los Angeles, CA	90021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 527-1270

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.000001 par value per share	AWIN	The Nasdaq Stock Market LLC

Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	AWINW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 16, 2024, AERWINS Technologies Inc. (the “Company”), received a decision from the Nasdaq Hearings Panel (the “Panel”) conditionally granting the Company’s request for continued listing on The Nasdaq Stock Market (“Nasdaq” or the “Exchange”), subject to the Company demonstrating compliance with the conditions noted below (the “Panel Decision”).

As previously disclosed in the Current Report on Form 8-K filed on April 21, 2023 by the Company, on April 20, 2023, Nasdaq Listing Qualifications staff (“Staff”) notified the Company that it no longer complied with the minimum bid price requirement under Listing Rule 5450(a)(1). In accordance with Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until October 17, 2023, to regain compliance with Rule 5450(a)(1) (the “Bid Price Rule”). As previously disclosed on a Form 8-K filed with the SEC on October 23, 2023, on October 18, 2023, Staff notified the Company that it had determined to delist the Company as it did not comply with the requirements for continued listing on the Exchange. As previously disclosed in the Current Report on Form 8-K filed with the SEC on November 28, 2023, the Company appealed Nasdaq’s determination in accordance with the procedures set forth in the Nasdaq Listing Rules and requested a hearing (the “Hearing Request”) before the Panel. As previously disclosed on a Form 8-K filed with the SEC on November 28, 2023, on November 21, 2023, Staff issued an additional delist determination letter after the Company failed to file its Form 10-Q for the period ended September 30, 2023 (the “Delinquent Report”), as required by Listing Rule 5250(c)(1) (the “Periodic Filing Rule”). On November 28, 2023, the Company filed its Delinquent Report and, thus, regained compliance with the Periodic Filing Rule. As previously disclosed on a Form 8-K filed with the SEC on December 12, 2023, on December 6, 2023, Staff issued an additional delist determination letter as the Company’s no longer complied with the $50,000,000 minimum market value of listed securities requirement set forth in Listing Rule 5450(b)(2)(A) (the “MVLS Rule”), which served as an additional and separate basis for delisting.

A hearing before the Panel was conducted on January 4, 2024. The Panel Decision granted the Company’s request to transfer its shares from The Nasdaq Global Market to The Nasdaq Capital Market, effective at the open of trading on January 18, 2024 and the Company’s request for an exception to the Exchange’s listing rules until April 15, 2024, to demonstrate compliance, subject to the satisfaction of the following conditions (the “Panel Decision”):

1.	On or before January 23, 2024, the Company shall file a Form S-1 for a public offering of up to $13.5 million contemplated in its presentation to the Panel;

2.	On or before January 19, 2024, the Company shall file all necessary documentation required to transfer its listing from The Nasdaq Global Market to The Nasdaq Capital Market;

3.	On or before January 31, 2024, the Company will complete the deconsolidation of its Japanese subsidiary A.L.I. Technologies Inc. (“A.L.I. Technologies”);

4.	On or before March 28, 2024, the Company will implement a reverse stock split in a range of 1-for-10 to 1-for-100 with a target per share price of $7.00 per share;

5.	On or before April 15, 2024, the Company shall demonstrate compliance with all applicable continued listing requirements for The Nasdaq Capital Market under Rule 5550.

The Panel Decision indicates that the Company may request that the Nasdaq Listing and Hearing Review Council (the “Council”) review the Panel Decision, in which case a written request for review would need to be received within 15 days from the date of the Panel Decision. The Council may also on its own motion determine to review the Panel Decision.

The Panel Decision has no immediate effect on the listing of the Company’s common stock on the Nasdaq Global Market. The Company plans to fulfil each of the conditions as stated in the Panel Decision. To this end, the Company has completed the filing of all necessary documentation required to transfer its listing from The Nasdaq Global Market to The Nasdaq Capital Market]. In addition, in satisfaction of A.L.I. Technologies deconsolidation condition of the Panel Decision and as previously disclosed in a Form 8-K filed by the Company with the SEC on January 16, 2024, the Tokyo District Court entered an order on January 10, 2024, (the “January 10 Order”) confirming that bankruptcy proceedings are commenced against the A.L.I. Technologies, that A.L.I. Technologies is found to be insolvent and other administrative matters relating to the A.L.I. Technologies bankruptcy filing. No assurance can be given, however, as to the definitive date on which the other conditions set forth in the Panel Decision will be achieved.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 22, 2024	AERWINS Technologies Inc.

	By:	/s/ Kiran Sidhu
Kiran Sidhu
Chief Executive Officer